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Exhibit (a)(1)(E)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
HERLEY INDUSTRIES, INC.
at
$19.00 Net Per Share Pursuant to the Offer to Purchase dated February 25, 2011 by
Lanza Acquisition Co.
an indirect wholly-owned subsidiary of
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

        THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 24, 2011, OR THE "EXPIRATION DATE," UNLESS EXTENDED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF OUR OFFER TO PURCHASE, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

        This offer, is being made according to an Agreement and Plan of Merger, dated as of February 7, 2011 (the "Merger Agreement"), by and among Kratos Defense & Security Solutions, Inc., a Delaware corporation ("Kratos"), Lanza Acquisition Co., a Delaware corporation and an indirect wholly-owned subsidiary of Kratos (the "Purchaser"), and Herley Industries, Inc., a Delaware corporation ("Herley").

February 25, 2011

        To Our Clients:

        Enclosed for your consideration is an Offer to Purchase dated February 25, 2011 (the "Offer to Purchase") and the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase and any amendments or supplements to the Letter of Transmittal or the Offer to Purchase, collectively constitute the "Offer") relating to the offer by the Purchaser to purchase all outstanding shares of common stock, par value $0.10 per share (collectively, the "Shares" and each, a "Share"), of Herley at a purchase price of $19.00 per Share, without interest and less any applicable withholding taxes.

        Also enclosed is the Letter to Stockholders from the Chairman of the Board of Directors of Herley accompanied by Herley's Solicitation/Recommendation Statement on Schedule 14D-9.

        WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR YOUR ACCOUNT.

        We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the Offer.

        Your attention is directed to the following:

        1.     The purchase price offered by the Purchaser is $19.00 per Share, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer to Purchase.

        2.     The Offer is being made for all outstanding Shares.

        3.     The Board of Directors of Herley has unanimously: (1) determined that the Merger Agreement, the Offer, the Merger (as defined below) and the other transactions contemplated by the Merger Agreement are advisable, fair to, and in the best interests of, Herley's stockholders, (2) adopted and approved the Merger Agreement and (3) recommended that Herley's stockholders accept the Offer, tender their Shares in the Offer and, to the extent necessary to consummate the Merger, approve the Merger and adopt the Merger Agreement.

        4.     Pursuant to the terms of the Merger Agreement, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into Herley with Herley surviving the Merger as an indirect wholly-owned subsidiary of Kratos (the "Merger"). Upon completion of the Merger, each Share outstanding immediately prior to the effective time of the Merger (excluding those Shares that are held by Kratos, the Purchaser, Herley or any of their wholly-owned subsidiaries, and stockholders who properly perfect their appraisal rights under the Delaware General Corporation Law) will be cancelled and converted into the right to receive the price per Share paid in the Offer, payable to the holder in cash, without interest and less any applicable withholding taxes, as set forth in the Merger Agreement and as described in the Offer to Purchase.

        5.     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, MARCH 24, 2011 (THE END OF THE DAY) (THE "EXPIRATION TIME"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT, THE TERM "EXPIRATION TIME" MEANS THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

        6.     There is no financing condition to the Offer. The Offer is conditioned on, among other things, there being tendered in the Offer and not validly withdrawn before the expiration of the Offer, a number of Shares that represents a majority of the total number of Shares outstanding at the time of the expiration of the Offer (determined on a fully diluted basis (as defined in the Merger Agreement) and excluding Shares tendered pursuant to guaranteed delivery procedures if delivery procedures have not been completed by the applicable time). The Offer is also subject to the satisfaction of certain other conditions described in the Offer to Purchase, including, among other conditions, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. See Section 14—"Conditions of the Offer" of the Offer to Purchase for a description of the conditions to the Offer.

        7.     Tendering stockholders will not be obligated to pay brokerage fees or commissions to Wells Fargo Bank, National Association, a national banking association (the "Depositary") or Phoenix Advisory Partners, which is acting as the Information Agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of Shares pursuant to the Offer.

        Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf before the Expiration Time.

        If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION TIME.

        In all cases, payment for Shares accepted for payment in the Offer will be made only after timely receipt by the Depositary of: (i) the certificates for such Shares, together with a Letter of Transmittal (or a manually signed copy thereof), properly completed and duly executed, with any required signature guarantees, or (ii) in the case of a transfer effected pursuant to the book-entry transfer procedures described in Section 3—"Procedure for Tendering Shares" of the Offer to Purchase, a timely book-entry confirmation with respect to such Shares into the Depositary's account at the Depositary Trust Company and either a Letter of Transmittal (or a manually signed copy thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message as described in Section 3—"Procedure for Tendering Shares" of the Offer to Purchase and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when Share certificates or Book-Entry Confirmations (as defined in the

Offer to Purchase) with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE TO BE PAID BY THE PURCHASER FOR THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, the Purchaser may take such action as it deems necessary to make the Offer in any such jurisdiction and extend the Offer to holders of such Shares in such jurisdiction.

 INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
All Outstanding Shares of Common Stock
of
HERLEY INDUSTRIES, INC.
at
$19.00 Net Per Share Pursuant to the Offer to Purchase dated February 25, 2011 by
Lanza Acquisition Co.
an indirect wholly-owned subsidiary of
KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 25, 2011 the "Offer to Purchase", and the related Letter of Transmittal (the "Letter of Transmittal", which, together with the Offer to Purchase and any amendments or supplements to the Letter of Transmittal or the Offer to Purchase, collectively constitute the "Offer") by Lanza Acquisition Co., a Delaware corporation (the "Purchaser") and an indirect wholly-owned subsidiary of Kratos Defense & Security Solutions, Inc., a Delaware corporation ("Kratos"), to purchase all outstanding shares of common stock, par value $0.10 per share (collectively, the "Shares" and each, a "Share") of Herley Industries, Inc., a Delaware corporation ("Herley"), at a purchase price of $19.00 per Share, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

        The undersigned hereby instruct(s) you to tender to the Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

February 25, 2011

NUMBER OF SHARES TO BE TENDERED(1) Number of Shares To Be Tendered:	SIGN HERE
Shares
(Signature(s))
Please type or print name(s)
(Signature(s))
Please type or print name(s)
Area Code and Telephone Number
Tax Identification Number or Social Security Number

Dated:

(1)
Unless otherwise indicated, it will be assumed that all the Shares of Herley held for your account are to be tendered.

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  Exhibit (a)(1)(E)
Offer to Purchase for Cash All Outstanding Shares of Common Stock of HERLEY INDUSTRIES, INC. at $19.00 Net Per Share Pursuant to the Offer to Purchase dated February 25, 2011 by Lanza Acquisition Co. an indirect wholly-owned subsidiary of KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH All Outstanding Shares of Common Stock of HERLEY INDUSTRIES, INC. at $19.00 Net Per Share Pursuant to the Offer to Purchase dated February 25, 2011 by Lanza Acquisition Co. an indirect wholly-owned subsidiary of KRATOS DEFENSE & SECURITY SOLUTIONS, INC.